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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-56543 of LDDS Communications, Inc. on Form S-4 of our report dated February 7, 1992 on the Financial Statements of WilTel Network Services for the year ended December 31, 1991 appearing in the Current Report on Form 8-K of LDDS Communications, Inc. dated August 22, 1994 (filed September 8,
1994).


/s/  DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Tulsa, Oklahoma

November 29, 1994